Exhibit 10.1

REORGANIZATION AGREEMENT AND PLAN OF SHARE EXCHANGE

This REORGANIZATION AGREEMENT AND PLAN OF SHARE EXCHANGE (this “Agreement”), dated as of February 2, 2024, is entered into by and among Coldchain Technology Services, LLC, a Texas limited liability company (“Coldchain”), Callan JMB Inc., a Nevada corporation (the “Holding Company”), and certain members of Coldchain listed on the Schedule A hereto (each a “Member,” and collectively, the “Members”). Each of the Members, Coldchain and the Holding Company is a “party” to this Agreement, and one of more of them are the “parties” hereto as the context may require.

RECITALS:

A. Each Member currently owns membership interest of Coldchain as listed on Schedule A hereto.

B. Holding Company was formed for the purpose of reorganizing its and its subsidiaries corporate structure.

C. The Members own 100% membership interest in Coldchain.

D. The Holding Company is a corporation duly organized under the laws of the State of Nevada, having its principal executive offices in 244 Flightline Drive, Spring Branch, Texas 78070. Immediately prior to the Effective Date of the Share Exchange (as such terms are defined below), Holding Company will have authorized one hundred ninety million (190,000,000) shares of common stock, $0.001 par value per share (“Common Stock”), and ten million (10,000,000) shares of preferred stock, $0.001 par value per share (“Preferred Stock”), none of which have been issued.

E. The Board of Directors of the Holding Company, and Managing Member of Coldchain, have each deemed advisable and unanimously recommended and approved by all necessary corporate and limited liability company action, this share exchange transaction among Coldchain, the Members and the Holding Company (the “Share Exchange”) and this Agreement in order to establish the holding company structure and the Holding Company and Coldchain has approved this Agreement and authorized its execution and delivery.

F. Members, being the holders of one hundred percent (100%) of the membership interests in Coldchain have unanimously approved the Share Exchange and this Agreement.

G. The parties intend that the Share Exchange shall qualify as a tax-free reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended.

In consideration of the mutual agreements and premises set forth herein, Coldchain, Members and the Holding Company hereby enter into this Agreement and prescribe the terms and conditions of the Share Exchange and the mode of carrying it into effect as follows:

ARTICLE I
TERMS OF THE SHARE EXCHANGE

1.1 Share Exchange. (a) On the Effective Date (as hereinafter defined), one hundred percent (100%) of the membership interests of each of Coldchain issued and outstanding immediately prior to the Effective Date, as set forth in Schedule A, shall be automatically converted into and exchanged for, without any action on the part of the holder, into a total of Five Million (5,000,00) shares of Holding Company Common Stock, pursuant to a statutory share exchange under Nevada law (Nevada Revised Statutes (“NRS”) Section 92A.110, et seq.) and under Texas law (Texas Business Organization Code § 101 et seq.) and with the effect of NRS Section 92A.250 and of Texas Business Organization Code § 10.051 (the “Share Exchange”). As a result of the Share Exchange each Member shall receive the number of shares of the Holding Company’s Common Stock set forth in Schedule A.

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(b) As of the Effective Date, as a result of the Share Exchange, each Member shall be the holder of the number of shares of Common Stock set forth on Schedule A hereto. Consequently, as a result of the Share Exchange, (i) Holding Company will have an aggregate Five Million (5,000,000) shares of Common Stock issued and outstanding and owned by the Members, (ii) each Member will cease to be a member of Coldchain and (iii) the ownership of one hundred percent (100%) of the membership interest in Coldchain shall automatically vest in Holding Company and Coldchain will continue in existence as a direct, wholly-owned subsidiary of Holding Company.

(c) As a result of the Share Exchange, the respective articles of organization and operating agreement of Coldchain, except for the admission of the Holding Company as the sole member and the termination of the member interests of the current members, will not be changed and will continue in full force and effect. The articles of incorporation, bylaws, names, offices, corporate identity, and officers and directors of the Holding Company will not be changed as a result of the Share Exchange.

1.2 Holding Company’s Common Stock Certificates. On the Effective Date, Holding Company shall issue and deliver that number of shares of Common Stock to each Member set forth on Schedule A.

1.3 Non-Exercise of Appraisal Rights. The members of Coldchain have waived any rights that they may have to the appraisal of their member interests, and by their signatures on this Agreement, hereby voluntarily agree not to ever exercise their appraisal rights as set forth in Texas Business Organization Code § 10 and, to the fullest extent permitted by applicable law, hereby waive any rights (statutory or otherwise) to dissent from the Share Exchange and seek the appraisal of the fair value of their respective member interests in Coldchain and to have such fair value paid to them in cash in lieu of the terms of this Agreement. If such waiver is determined to be invalid under Texas law, then the Holding Company agrees to pay to any members of the acquired entity with appraisal rights the amount to which such members are entitled under the Texas Business Organization Code.

1.4 No Exchange of Holding Company Common Stock Certificates. As a consequence of the immediate redemption of the shares of the Holding Company Common Stock by the Holding Company on the Effective Date, the parties hereto hereby waive any requirement that the Holding Company issue and deliver shares of Holding Company Common Stock on the Effective Date. The Holding Company shall pay the Per Share Redemption Price to the members of the LLCs within ten (10) Business Days after the Effective Date. For purposes of this Agreement, a “Business Day” is any day other than a Saturday, Sunday or Federal holiday.

1.5 Sole Rights. On the Effective Date, the Members who held any certificate or book entry that formerly represented membership interests in Coldchain outstanding on the Effective Date shall cease to have any rights with respect to said membership interests, and their sole rights shall have been ultimately converted by the Share Exchange.

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ARTICLE II
TERMINATION

2.1 Termination. This Agreement may be terminated at any time prior to the Effective Date at the election of either Coldchain on the one hand, or the Holding Company on the other hand, in their sole discretion, by written notice to the other parties. This Agreement may also be terminated at any time prior to the Effective Date by the mutual consent of the respective parties.

2.2 No Further Obligation. Upon termination for any reason, this Agreement shall be void and of no further effect, and there shall be no liability by reason of this Agreement or the termination thereof on the part of any of the parties hereto or their respective managers, directors, officers, employees, agents or stockholders.

ARTICLE III
EFFECTIVE DATE OF SHARE EXCHANGE

Upon satisfaction of the requirements of applicable law, the Share Exchange shall become effective on the date and time shown on the Articles of Exchange accepted for filing by the Secretary of State of the State of Nevada (the “Effective Date”). The rights of all parties resulting from the Share Exchange shall be determined as of the Effective Date.

ARTICLE IV
MISCELLANEOUS

4.1 Waiver. Any of the terms or conditions of this Agreement that may legally be waived may be waived in writing at any time by any party which is entitled to the benefit thereof.

4.2 Amendment. Any of the terms or conditions of this Agreement may be amended or modified in whole or in part at any time, to the extent permitted by applicable law, by an amendment in writing.

4.3 Controlling Law. All questions concerning the validity, operation and interpretation of this Agreement and the performance of the obligations imposed upon the parties hereunder shall be governed by the laws of the State of Nevada, without taking into account provisions regarding choice of law.

4.4 Costs and Expenses. Coldchain shall pay all costs and expenses incurred by them and the Holding Company in connection with this Agreement and the transactions contemplated hereunder.

4.5 Recitals. The Recitals shall be incorporated into the body of this Agreement.

4.6 Severability. Any provision hereof prohibited by or unlawful or unenforceable under any applicable law or any jurisdiction shall as to such jurisdiction be ineffective, without affecting any other provision of this Agreement, or shall be deemed to be severed or modified to conform with such law, and the remaining provisions of this Agreement shall remain in force; provided that the purpose of the Agreement can be effected. To the fullest extent, however, that the provisions of such applicable law may be waived, they are hereby waived, to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms.

4.7 Entire Agreement. This Agreement represents the entire agreement among the parties respecting the transactions contemplated hereby, and all understandings and agreements heretofore made among the parties hereto are merged in this Agreement, which shall be the sole expression of the agreement of the parties respecting the Share Exchange. Each party to this Agreement acknowledges that, in executing and delivering this Agreement, it has relied only on the written representations and promises of the other parties hereto that are contained herein and has not relied on the oral statements of any other party or its representatives.

4.8 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall be deemed to constitute one and the same instrument. Electronic or pdf copies of the whole Agreement shall be deemed to be the same as an original for all purposes.

4.9 Assignment; Binding on Successors. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns, but shall not be assigned by any party without the prior written consent of the other parties. Nothing contained in this Agreement, express or implied, is intended to confer upon any persons, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

4.10 Nonsurvival. The representations, covenants and agreements of the parties contained in this Agreement shall terminate on the Effective Date.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

Coldchain Technology Services, LLC

By:	/s/ Wayne Williams
Wayne Willaims
Manager

Callan JMB Inc.

By:	/s/ Wayne Williams
Wayne Williams
Chief Executive Officer

[Coldchain and Holding Company Signature Page]

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[Members Signature Pages]

IN WITNESS WHEREOF, each Member has duly executed this Agreement as of the date first above written.

Wayne Williams

By:	/s/ Wayne Williams

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[Members Signature Pages]

IN WITNESS WHEREOF, each Member has duly executed this Agreement as of the date first above written.

DAVID J. CROYLE

By:	/s/ David J. Croyle

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SCHEDULE A

		Membership Interest of Coldchain Technology Services, LLC Owned as of the Date of Execution of this Agreement	Shares of Common Stock of Callan JMB Inc. to be Acquired Pursuant to the Exchange Contemplated by this Agreement
#	Member/Shareholder	Ownership %	Shares	Ownership %
1	Wayne Williams	75	3,750,000	75
2	David J. Croyle	25	1,250,000	25

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